UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 29, 2017

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, Colorado (Address of principal executive offices)	80120 (Zip Code)

(406) 373-8700

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2017, Brent R. Wadman, our Vice President, Legal Affairs & Corporate Secretary, terminated employment.  In connection therewith, we entered into an agreement with Mr. Wadman with respect to his separation pursuant to which we will pay him up to approximately $1.49 million.  This amount includes the settlement of Mr. Wadman’s outstanding equity awards, which will continue to vest in accordance with their terms, including in connection with the previously announced merger with Sibanye Gold Limited.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2017	STILLWATER MINING COMPANY

	By:	/s/ Michael McMullen
Michael McMullen
Chief Executive Officer